Exhibit 10.2

RAILCAR USAGE AGREEMENT

THIS RAILCAR USAGE AGREEMENT (“Agreement”) is dated March 8, 2017 by and between Smart Sand, Inc., having an address of 1010 Stony Hill Rd, Ste 175, Yardley, PA 19067 (“Smart Sand”); and Liberty Oilfield Services, LLC, a Delaware limited liability company with a place of business at 950 17th Street, Suite 2000, Denver, CO 80202 (“Borrower”).

BACKGROUND

A.Smart Sand has agreed to sell to Borrower frac sand pursuant to a Master Product Purchase Agreement, dated on or about the date hereof (the “PPA”) (all capitalized terms contained herein that are not defined shall have the meanings ascribed to such terms in the PPA), which frac sand shall be shipped from Smart Sand’s facility via railcar.

B.Smart Sand and Borrower desire to provide for the terms under which Smart Sand will dedicate to Borrower, and Borrower will use, *** railcars from Smart Sand’s fleet of railcars during the period ending upon termination or expiration of the PPA.  Borrower understands that the dedicated railcars will be interchangeable in Smart Sand’s sole discretion.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.Railcar Usage. Smart Sand and Borrower hereby agree as follows:

A.Borrower may use Smart Sand’s dedicated railcars solely for the purpose of shipping frac sand pursuant to the PPA from Smart Sand’s designated sand mining and processing facilities (each, a “Facility” and collectively, the “Facilities”).  As consideration for the usage of railcars, during the Term, Borrower shall pay to Smart Sand $*** per ton of Products purchased or required to be purchased under the PPA.

B.Borrower will preserve in good condition Smart Sand’s railcars and will not alter the structure of such railcars. The railcars shall be used exclusively within the continental United States and/or between Canada and the continental United States. All cross border fees/duty/taxes associated with usage of the railcars to and from Canada shall be borne exclusively by the Borrower.  The Borrower shall return the borrowed railcars empty and clean.

C.During the time while the railcars are borrowed, Borrower assumes the entire responsibility for the railcars and shall be responsible and liable to Smart Sand for any and all damage to or destruction of same, except for damage caused by normal wear and tear.  Smart Sand shall not be liable for loss of or damage to the product or any part thereof that may be handled or stored in the borrowed railcars. Borrower assumes responsibility for, and indemnifies and holds Smart Sand harmless from, any such loss or damage or claim therefore, except where such loss or damage is caused solely by Smart Sand’s negligence.  Borrower indemnifies and holds Smart Sand harmless from any liability resulting from injuries to persons or damage to property arising out of or in connection with the use of borrowed railcars except to the extent caused by Smart Sand’s negligence.

2.Term.   The term of this Agreement shall continue until the termination or expiration of the PPA.  Within thirty (30) days of the termination or expiration of the PPA, as applicable, all borrowed railcars will be returned to the Facility, and all outstanding amounts due to Smart Sand hereunder shall be paid.

3.Relationship of Parties.  Smart Sand and Borrower acknowledge and agree that their relationship is that of contracting parties and independent contractors only, and neither is the partner, employee, joint venturer or agent of the other.

4.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules. The parties hereby submit to the personal jurisdiction of, and agree venue is proper in the state courts located in County of New Castle, Delaware, and the federal courts located in the City of Wilmington, Delaware.  Any suit arising out of or related to this Agreement shall be brought exclusively in such courts, and the parties irrevocably consent and submit to the exclusive jurisdiction of such courts and waive any objection based on venue or forum non conveniens. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court.

5.Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.Interpretation.  This Agreement shall be interpreted and construed without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

7.Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.  An electronic copy of a signature shall have the same force and effect as an original.

8.Amendment.  This Agreement may only be amended by a written document executed by Smart Sand and Borrower.

[signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the day and year first above written.

SMART SAND, INC.

By:	/s/ Lee E. Beckelman
Name:	Lee E. Beckelman
Title:	CFO

LIBERTY OILFIELD SERVICES, LLC

By:	/s/ Ronald Gusek
Name:	Ronald Gusek
Title:	President